UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

EQUITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Kansas	001-37624	72-1532188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 East Kellogg Drive Suite 300
Wichita, Kansas		67207
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 316 612-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A, Common Stock, par value $0.01 per share	EQBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2025, Company held its Annual Meeting of Stockholders to consider and act upon the items listed below:

1.
The stockholders of the Company did not approve the amendment to the Company's Second Amended and Restated Articles of Incorporation to phase out the classified structure of the Company's Board of Directors by the vote set forth in the table below:

For	Against	Abstain	Broker Non-Vote
11,531,289	1,353,471	18,611	1,611,879

2.
The stockholders of the Company elected the individuals listed below to serve as Class I members of the Company's Board of Directors until the Company's 2028 annual meeting of stockholders by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
R. Renee Koger	12,017,196	871,067	15,108	1,611,879
James S. Loving	10,891,476	1,996,787	15,108	1,611,879
Jerry P. Maland	12,108,607	779,656	15,108	1,611,879
Shawn D. Penner	9,770,902	3,114,454	18,015	1,611,879

3.
The stockholders of the Company approved, in a non-binding, advisory vote, the compensation paid to the Company's named executive officers for the fiscal year ended December 31, 2024 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
8,444,881	4,441,375	17,115	1,611,879

4.
The stockholders of the Company ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 by the votes set forth in the table below:

For	Against	Abstain
14,263,913	174,534	76,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equity Bancshares, Inc.

Date:	April 24, 2025	By:	/s/ Chris M. Navratil
Chris M. Navratil Executive Vice President and Chief Financial Officer